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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2006

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UMH Properties, Inc.

(Exact name of registrant as specified in its charter)

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          Maryland                            001-12690                  22-1890929

(State or other jurisdiction                       (Commission             (IRS Employer

of incorporation)                         File Number)               Identification No.)

Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, NJ     07728

(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code: (732) 577-9997

United Mobile Homes, Inc.

Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, NJ  07728

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 1, 2006, United Mobile Homes, Inc. changed its name to UMH Properties, Inc. (the Company). The name change was unanimously approved by the Company’s Board of Directors and effected by the filing of Articles of Amendment to the Company’s charter with the State Department of Assessments and Taxation of Maryland to be effective on April 1, 2006. In accordance with Section 2-605 of the Maryland General Corporation Law and the Company’s organizational documents, no stockholder vote was required or obtained. No other changes were made to the Company’s charter. The Articles of Amendment are attached hereto as Exhibit 3.1 and by this reference made a part hereof.

The Company’s common stock will continue to be traded on the American Stock Exchange under the ticker symbol “UMH”, but under the new CUSIP number 903002103.

Item 7.01

Regulation FD Disclosure.

United Mobile Homes, Inc. announced a name change to UMH Properties, Inc., effective on April 1, 2006 as described in a press release dated March 30, 2006, a copy of which is attached hereto as Exhibit 99.1 and by this reference made a part hereof.

Item 9.01

Financial Statements and Exhibits.

 (c)

Exhibits.

Exhibit
Number	Description
3.1	Articles of Amendment effective April 1, 2006.

99.1	Press release dated March 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMH PROPERTIES, INC.

Date:  April 3, 2006

By:      /s/ Anna T. Chew

Name:

Anna T. Chew

Title:

Vice President and Chief Financial Officer

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